                                                                   EXHIBIT 10.5

                            MASTER ASSIGNMENT AGREEMENT

     This Master Assignment Agreement ("Agreement") is dated as of ____________,1994 and is by and between Americorp Financial, Inc., a Michigan corporation, having an address at 20300 West 12 Mile Road, Suite 202, Southfield, Michigan 48076 ("AFI") and OmniCell Technologies, Inc., a California corporation, having an address at 1101 East Meadow Drive, Palo Alto, California 94303, ("Lessor").

     WHEREAS, Lessor desires, from time to time to either (a) assign to AFI all of its right, title and interest in and to certain leases and equipment pursuant to the terms of the Bill of Sale and Assignment attached hereto as Exhibit A; or
(b) assign to AFI all its right, title and interest in and to certain leases and grant to AFI a security interest in the equipment subject to such leases pursuant to the terms of the Assignment Agreement attached hereto as Exhibit B (any such leases, the equipment subject thereto and lessees being hereinafter referred to as "Leases", "Equipment" and "Lessees", respectively); and

     WHEREAS, AFI may, from time to time, in its sole discretion, accept such assignments and arrangements under the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and AFI agree as follows:

1. SCOPE. This Agreement shall apply to all leases which are entered into by Lessor and are assigned to AFI by Lessor.

2. DOCUMENTATION. All transaction shall be documented pursuant to standards set by AFI on forms provided by or acceptable to AFI. All Lessor-furnished documentation accepted by AFI shall be in conformity with all applicable laws and regulations, including but not limited to applicable laws related to usury. Documentation presently required for all Leases submitted by Lessor to AFI is described in Exhibit C hereto. All documents, materials, and supplies furnished by AFI shall remain the property of AFI and shall be returned at Lessor's expense, immediately upon demand or upon the termination of this Agreement.

3.   REPRESENTATION AND WARRANTIES AS TO LEASES AND EQUIPMENT

     With respect to each Lease assigned to AFI pursuant to the Agreement, Lessor hereby represents and warrants as follows:

     (a) Such Lease resulted from a bona fide lease of the Equipment described therein for business or commercial use; the Lease represents a valid and enforceable obligation for the aggregate gross rentals in accordance with the terms of the Lease; the Lease is the sole and entire understanding and agreement with the Lessee and there are no other agreements with respect to the rental of said Equipment; no term of any Lease violates any material applicable law, including without limitation any usury statures; all signatures on the Lease are genuine; and


                                          1.

          the Lease was duly authorized and properly executed by a Lessee having legal capacity to enter into the Lease.

     (b) All of the Equipment described in the Lease has been delivered to the location stated in the Lease, was new at the time of such delivery, and has been accepted by the Lessee in a condition satisfactory to the Lessee.

     (c) The Lease and the payments due thereunder are and will continue to be throughout the term of the Lease unconditionally due and payable without set-offs, abatements, counterclaims or defenses of any kind whatsoever, and the Lessee has no right under the Lease or otherwise to terminate the Lease or to return the Equipment prior to the expiration of the initial term of the Lease. There has been no prepayment of rent under the Lease.

     (d) The Lessor named in the Lease is the sole owner of the Lease and the Equipment covered thereunder, free from any liens, security interests, rights of third parties, and encumbrances other than those created in favor of AFI and the Lessee under the Lease. Each Lease is the only original of such Lease.

     (e) Lessor has done and shall do nothing that might impair the value of any Lease or the rights of AFI therein.

     (f) To the best of Lessor's knowledge, the Lessee has not made an assignment for the benefit of creditors, has not ceased to do business as a going concern, nor has filed or has had filed against it a petition under the Bankruptcy Code or for appointment of a receiver.

     (g) The Lessee is not in default with respect to any obligation under the Lease, including any event which with the passing of time or the giving of notice or both would constitute an event of default thereunder.

     (h) Any right, title, and interest of Lessor or any other party to the Lease and the Equipment covered thereunder is subject and subordinate to the right, title, and interest of AFI.

     (i) Lessor has not granted, and will not grant, to any Lessee any allowance, credit, adjustment, or enter into any settlement or amendment of the Lease without the prior written consent of AFI.

     (j) Lessor is not in default with respect to any of its obligations, if any, under the Lease or in any transaction which gave rise to the Lease, including any event which with the passing of time or the giving of notice or both would constitute an event of default thereunder and Lessor has no knowledge of any other default under the Lease.

     (k) Lessor is acting solely on its own behalf and is not acting as a "super broker" or "co-broker" or receiving compensation for handling any transaction from any


                                          2.

          third party, unless such fact is disclosed in writing at the time such transaction is submitted to AFI.

     (l) Lessor has duly filed in all appropriated jurisdictions Uniform Commercial Code financing statements, as applicable, against each Lessee with respect to Equipment leased to such Lessee and such financing statements are in full force and effect and are sufficient to create a first perfected security interest in such Equipment in favor of Lessor if such Lease is deemed to be a Lease for security.

4.   REPRESENTATIONS AND WARRANTIES AS TO LESSOR

     Lessor hereby represents and warrants to AFI as follows:

     (a) That it is a corporation, duly organized, validly existing, and in good standing under the laws of the State of California, and has all requisite power and authority to own its property and to carry on its business as now being conducted, to enter into this Agreement and to carry out the provisions and conditions of this Agreement. Lessor is duly qualified to do business in each jurisdiction wherein the character of the goods owned or the nature of the activities conducted therein makes such qualification necessary or will become so qualified prior to the execution by Lessor of a Lease in such jurisdiction. All necessary proceedings have been taken by Lessor in order to authorize the execution, delivery, and performance of this Agreement, each Lease and any other agreement of which Lessor is a party, and no other proceedings on the part of Lessor are required.

     (b) That each financial statement of Lessor furnished to AFI in connection with this Agreement is true and correct and has been prepared in accordance with generally accepted accounting principles consistently followed throughout the period involved.

     (c) That there is no litigation, at law or in equity, or any proceeding any federal, state, or municipal board or other governmental or administrative agency pending to the knowledge of Lessor which may involve any risk of any judgment or liability not fully covered by insurance or which may otherwise result in any material adverse change in the business or assets or in the condition, financial or otherwise, of Lessor or which questions the validity of any Lease or this Agreement, or of any action taken or to be taken in connection therewith; and no judgment, decree or order of any federal, state, or municipal court, board or other governmental or administrative agency has been issued against Lessor which has, or will have, any material adverse effect on the business or assets or on the condition, financial or otherwise, of Lessor.

     (d) That neither the execution and delivery of this Agreement, nor the consummation of any transaction contemplated hereby, nor the fulfillment of the terms hereof, has constituted or resulted in, or will constitute or result in, a breach of the provisions of any agreement or instrument to which Lessor is a party, or is bound, or of the charter or bylaws of Lessor, or the violation of any presently existing


                                          3.

          applicable law, judgment, decree, federal or state law or governmental order, rule, or regulation.

Lessor's representations and warranties under Sections 3 and 4 shall be continuing representations and warranties, and shall survive the assignment of any Lease to AFI and shall be deemed to be made as of the date that any Lease is assigned to AFI hereunder, provided, however, the representations and warranties under subparagraphs (f) and (g) Section 3 shall only be made as of the date of the assignment of each Lease.

5.   REPRESENTATIONS AND WARRANTIES AS TO AFI

     AFI hereby represents and warrants as follows:

     (a) That it is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Michigan, and has all requisite power and authority to own its property and to carry on its business as now being conducted, to enter into this Agreement and to carry out the provisions and conditions of this Agreement. AFI is duly qualified to do business in each jurisdiction wherein the character of the goods owned or the nature of the activities conducted therein makes such qualification necessary or will become so qualified prior to the purchase or assignment of a Lease in such jurisdiction. All necessary proceedings have been taken by AFI in order to authorize the execution, delivery, and performance of this Agreement.

     (b) That there is no litigation, at law or in equity, or any proceeding any federal, state, or municipal board or other governmental or administrative agency pending to the knowledge of AFI which may involve any risk of any judgment or liability not fully covered by insurance or which may otherwise result in any material adverse change in the business or assets or in the condition, financial or otherwise, of AFI or which questions the validity of any Lease or this Agreement, or of any action taken or to be taken in connection therewith; and no judgment, decree or order of any federal, state, or municipal court, board or other governmental or administrative agency has been issued against AFI which has, or will have, any material adverse effect on the business or assets or on the condition, financial or otherwise, of AFI.

     (c) That neither the execution and delivery of this Agreement, nor the consummation of any transaction contemplated hereby, nor the fulfillment of the terms hereof, has constituted or resulted in, or will constitute or result in, a breach of the provisions of any agreement or instrument to which Lessor is a party, or is bound, or of the charter or bylaws of Lessor, or the violation of any presently existing applicable law, judgment, decree, federal or state law or governmental order, rule or regulation.

6.   COVENANTS OF LESSOR

     Lessor hereby covenants and agrees with AFI as follows:


                                          4.

     (a) AFI may for reasonable business causes audit during normal business hours Lessor's books and records relating to all Leases and any other documents assigned to AFI and may endorse Lessor's name on any remittances received from any Lessee.

     (b) With respect to all Leases in which AFI has an interest, Lessor hereby assigns to AFI all its rights and privileges under guarantees and agreements and endorsements by third parties relating to the Lease.

     (c) Lessor hereby defends, indemnifies, and holds AFI harmless from every claim, loss, demand, liability, and expense of any kind (including reasonable attorneys' fees) that AFI may become subject to arising out of: (i) a breach of any of the warranties and representations herein contained, or (ii) any misrepresentation or nonfulfillment of any covenant on the part of Lessor provided in this Agreement or in any statement or certificate furnished by Lessor to AFI; (iii) conduct of the Lessor in endeavoring to repossess any Equipment or to collect sums due under any Lease; or (iv) any claim or defense the Lessee could now or hereafter assert against the Lessor, whether or not the Lessee ultimately prevails. If the Lessee at anytime attempts to revoke, mollify, or terminate the lease due to any breach or non-performance by Lessor, or sets off any amount owing under the Lease or pays it into escrow, the Lessor upon written notice by AFI shall pay to AFI any monthly amount owing under the Lease until such time as either the breach or non-performance is corrected or in the event 120 days shall pass without Lessee resuming obligations then Lessor shall immediately pay AFI all remaining amounts due or to become due and any residual value due or to become due immediately per
          Section 6 whether or not the Lessee's claim or defense has been finally adjudicated. The Lessor agrees to pay all of AFI's legal and other expenses of: (1) seeking to overcome or defending such claims and defenses in the event AFI chooses to do so, and (2) enforcement of its rights under Lessor's indemnity contained herein.

          The foregoing indemnity is a continuing indemnity and shall survive termination of this Agreement.

     (d) Lessor agrees to execute and deliver any and all papers or documents which AFI may reasonably request from time to time in order to carry out the purpose hereof, or to facilitate the collection of monies due or to become due from any Lessee under any Lease assigned to AFI. In the event Lessor received or receives any monies due under any Lease that have been assigned to AFI, Lessor agrees to immediately forward such monies to AFI.

     (e) Lessor shall notify AFI immediately upon obtaining knowledge of any default in the performance of a Lessee's obligations under a Lease, including without limitation the payment of sums due under the Lease.


                                          5.

     (f) Lessor will not, without AFI's prior written consent, solicit or accept collection of any rents due under a Lease, repossess or consent to the return of any Equipment, or modify or terminate the Lease or waive any of AFI's rights thereunder.

     (g) Lessor shall pay all personal property taxes, including tangible and intangible personal privilege, documentary, sales, transaction and other like tax or taxes in lieu thereof, applicable to any of the transactions contemplated by this Agreement, and which may be imposed or assessed against the Equipment, this Agreement, the Leases or AFI, except for taxes measured or imposed on the net income of AFI. Provided, however, AFI shall collect and remit use and property taxes, if AFI has received title to Equipment (i.e., in transactions where AFI is receiving an assignment of all of Lessor's right, title, and interest in and to Leases and Equipment pursuant to the Bill of Sales and Assignment attached hereto as Exhibit A). In addition, in instances where AFI has merely received a security interest in Equipment pursuant to the Assignment Agreement attached hereto as Exhibit B, AFI may forward collected use taxes to Lessor along with a request that Lessor remit the collected tax to the proper taxing jurisdiction, in which case Lessor shall remit such tax to such jurisdiction.

7.   EVENTS OF DEFAULT AND REMEDIES

     (a) If any of Lessor's warranties and representations in Sections 3 and 4 hereof shall be untrue, or it Lessor shall breach any covenant in
          Section 5 hereof and if such breach shall continue for a period of fifteen (15) days after written notice thereof from AFI or if any guarantor of Lessors' obligations hereunder shall be in default under any guaranty hereof, then Lessor shall, upon demand by AFI, purchase the Lease(s) to which such misrepresentation or breach pertains from AFI for cash in an amount equal to any due but unpaid rentals or other amounts under the lease, plus the net present value of the then unpaid balance of the rentals due under the Lease) for the remainder of their original terms and AFI's booked residual value of the Equipment, both discounted at the rate of 6% per annum or such other rate as the parties hereto shall agree upon in writing from time to time with respect to such Lease(s) and Equipment at the time of original assignment and, in addition, any and all commission or other compensation paid or payable to or for the benefit of Lessor with respect to such Leases(s) shall be forfeited and waived, and AFI shall recover from Lessor any such commission or other compensation previously paid to or for the benefit of Lessor by or on behalf of AFI.

          Any Lease reacquired by Lessor in accordance with the provisions of this Agreement shall be reassigned by AFI to Lessor without recourse and without warranty or representation of any kind whatsoever.

     (b) Upon the occurrence of any material misrepresentation or breach as provided in subparagraph (a) above, AFI may elect to rescind any pending approvals (whether given to Lessor orally or in writing) with respect to other Leases which have been presented by Lessor to AFI for assignment or direct lease by AFI pursuant to this Agreement.


                                          6.

     (c) In the event a Lessee defaults in the payment of rentals or other sums under the Lease or in the performance of the Lessee's other covenants under the Lease, then AFI may exercise all rights and remedies under the Lease and all rights and remedies of a secured party under the Uniform Commercial Code with respect to the Lease and the Equipment.

     (d) The above remedies are cumulative and not alternative, and AFI shall also have available all remedies at law or in equity.

8.   MISCELLANEOUS

     (a) TERMINATION. This Agreement may be terminated by either party hereto at any time upon prior written notice to the other specifying the effective date of such termination; provided, that no such termination shall affect the rights and obligations of the parties to one another with respect to Leases acquired by AFI on or prior to such termination date.

     (b) AUTHORITY OF LESSOR. Lessor is, and shall act, as an independent contractor and shall not have any authority to make any commitments, statements, representation, or incur any obligations, on behalf of AFI, or to bind or commit AFI in any manner, to make, alter, or execute any document or agreement on behalf of AFI. Lessor shall not use any name or mark of AFI or any affiliate of AFI in any way unless it has AFI's prior written approval. Lessor shall not accept service of any legal process in any action that may be brought against AFI, or employ attorneys to defend such without AFI's prior written approval.

     (c) EXCLUSIVITY OF SUBMISSIONS. Leases offered to AFI will not have been previously offered by Lessor to any other party without disclosure of that fact in writing to AFI. For three (3) working days after receipt by AFI of a complete submission, Lessor will not submit the same Lease to any other party. AFI shall, in its sole discretion, decide whether or not to accept a submitted Lease.

     (d) ESTOPPEL. Lessor must notify AFI in writing of any claimed discrepancies in any and all written statements of account sent to Lessor by AFI. Failure to so notify AFI within 30 days of receipt of said statements will estop Lessor from denying the accuracy of the same.

     (e) FINANCIAL STATEMENT. As long as this Agreement or any Lease assigned hereunder is in effect, Lessor shall provide AFI with: (A) within 90 days after the end of each of Lessor's fiscal years, a copy of Lessor's audited financial statement for such fiscal year (which may be unaudited if such statements are not otherwise audited), prepared in accordance with generally accepted accounting principles, and (B) within 45 days after the end of each of Lessor's fiscal quarters (except its fiscal year-end), a copy of its unaudited financial statements for such fiscal quarter, prepared in accordance with generally accepted accounting principles. In each case, the statements shall be certified by Lessor's chief financial officer as fairly presenting the financial position and results of operations of Lessor.


                                          7.

     (f) REMARKETING. In the event a Lessee under a Lease should default in the payment or performance of any of the terms and conditions thereof, and upon the request of AFI, Lessor shall attempt to repossess the Equipment and store the Equipment after such repossession is completed (at the cost of AFI). In such event, Lessor agrees to use its best efforts to locate a purchaser or lessee for the Equipment on terms satisfactory to AFI. At any time after Lessor takes possession of the Equipment but prior to Lessor's locating a purchaser or lessee satisfactory to AFI, AFI may, but shall not be obligated to, take possession of and sell or re-lease the Equipment upon terms satisfactory to AFI. Any proceeds realized on the sale or re-lease of the Equipment shall be applied first to the costs of repossession, refurbishment and sale of the Equipment (including attorneys' fees and court costs), then to the unpaid balance of the rental payments due under the Lease, together with late charges and any other amounts payable to AFI under the Lease or other damages, including, without limitation, AFI's booked residual value in such Equipment and any damages that are available to AFI, and the balance, if any, shall be paid to Lessor. AFI shall then reassign to Lessor without recourse or warranty, all of AFI's rights in the Lease.

     (g) CONFIDENTIALITY. Lessor and AFI hereby agree that they shall not transmit or reveal to any person or entity any information concerning either party's methods of operation or documentation.

     (h) ASSIGNMENT. Lessor shall have no right to assign its rights and obligations under this Agreement in whole or in part without the prior written consent of AFI, and any unauthorized purported assignment shall be null and void. AFI may assign its rights and obligations under this Agreement and/or its rights under any Lease, in whole or in part without the consent of Lessor.

     (i) CHOICE OF LAW; VENUE; WAIVER; TRIAL BY JURY. This Agreement shall be governed by the internal laws (as opposed to conflicts of law provisions) and decisions of the State of California. The parties hereto consent to the jurisdiction of any local, state, or federal court location within California, and waived any objection relating to improper venue or forum non conveniens to the conduct of any proceeding in any such court. AFI AND LESSOR HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

     (j) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between AFI and Lessor as to the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements, negotiations, or understandings. This Agreement may not be amended or altered, except by a written agreement signed by Lessor and an executive officer of AFI. This Agreement shall benefit and bind the parties hereto, and their successors and permitted assigns. Any provision of this Agreement which is prohibited or unenforceable in any applicable jurisdiction shall, as to such jurisdiction, be ineffective to the extent of


                                          8.

          such prohibition or unenforceability without invalidating the remaining provisions hereof, or affecting the validity or enforceability of such provision in any other jurisdiction.

     (k) NOTICES. All notices hereunder shall be given in writing and shall be effective when deposited in the U.S. mail, postage prepaid or when sent by nationally recognized overnight delivery service to the address set forth in the first paragraph hereof or such other addresses as may be provided by the parties hereto from time to time in accordance with this Agreement.

     IN WITNESS WHEREOF, the parties thereto have executed this Agreement by their duly authorized officers as of the date first above written.

OmniCell Technologies, Inc.             Americorp Financial, Inc.

By: /s/ Chris Gardner                   By:
   ------------------------------          ------------------------------
     Name: Chris Gardner                     Name:
     Title: Corporate Controller             Title:



                                          9.

                               MASTER RESALE AGREEMENT


     Agreement made this 29th day of September, 1994, by and between Americorp Financial, Inc., a Michigan corporation, 20300 West Twelve Mile Road, Suite 202, Southfield, Michigan 48076 ("AFI") and OmniCell Technologies, Inc., a California corporation, 1101 East Meadow Drive, Palo Alto, California 94303 ("OmniCell").

     WHEREAS, OmniCell previously sold equipment to AFI pursuant to the Master Assignment Agreement between OmniCell and AFI; and

     WHEREAS, AFI agrees to resell to OmniCell certain of such equipment and/or residual rights under leases of such equipment, said equipment being described in the Equipment Schedules to be executed by the parties and attached hereto from time to time (the "Equipment"), all on the terms and conditions contained herein.

     NOW THEREFORE, in consideration of the covenants and premises contained herein, the parties, intending to be legally bound, agree as follows:

     1. AGREEMENT TO SELL. AFI agrees that it will sell the Equipment to OmniCell at the price indicated on the Equipment Schedule at such time as AFI has been paid in full all amount owing to AFI under any lease covering the Equipment. Such amounts owing to AFI shall include any amounts owing to AFI during any extension of a lease term wherein: (i) the lessee thereunder has not paid AFI all amounts owing under the lease as of the expiration date of the original term of the lease; or (ii) the Equipment is attached to other OmniCell Equipment and the term of the lease of such other Equipment has not expired at the time of expiration of the original term of the lease of the Equipment to be sold to OmniCell hereunder.



                                          1.

     2. TERMS OF SALE. The sale of the Equipment to OmniCell shall be AS IS and WHERE IS. OmniCell expressly acknowledges that the Equipment is used, has not been inspected or under the control of AFI, may not be located where indicated in AFI's records, and is being accepted by OmniCell sight unseen. AFI MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES REGARDING THE EQUIPMENT, INCLUDING AND WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITIONS OF THE EQUIPMENT AND LOCATION OF THE EQUIPMENT. OMNICELL TAKES THE EQUIPMENT WITH ALL FAULTS, SIGHT UNSEEN AND ACCEPTS ALL RISKS OF LOCATING AND OBTAINING POSSESSION OF THE EQUIPMENT.

     3. SERVICING. Upon sale of the Equipment to OmniCell, AFI may, at OmniCell's request, continue to collect all payments made by any lessee under any extended lease term of any lease covering the Equipment. OmniCell shall pay AFI 10 percent (%) of all amounts collected as a fee. At its option, AFI may retain its servicing fee out of collections received by it.

     4. BINDING EFFECT. This Agreement is binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

     5. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and supersedes any conflicting provisions of any other agreement with regard to the subject matter hereof. This Agreement may not be amended or modified except by a writing signed by the authorized officers of the parties hereto.

     6. CALIFORNIA LAW. This Agreement shall be construed, governed, interpreted, and enforced in accordance with the laws of the State of California and will be deemed to be fully


                                          2.

performed within the State of California. The parties hereto consent to the jurisdiction of any local, state or federal court located within the State of California and hereby waive any objection relating to improper venue or forum non conviens to the conduct of any proceeding in any such court. AFI and OmniCell hereby irrevocably waive all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or any of the terms or actions contemplated hereby.

     7. ASSIGNMENT. OmniCell shall have no right to assign its rights under this Agreement in whole or in part without the prior written consent of AFI.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


WITNESSES:                              AMERICORP FINANCIAL, INC.


                                        By: /s/ Thomas Dunigan
-------------------------------            ------------------------------

                                             Its: President
                                                 ------------------------


                                        OMNICELL TECHNOLOGIES, INC.


                                        By: /s/ Chris Gardner
-------------------------------            ------------------------------

                                             Its: Corporate Controller
                                                 ------------------------


                                          3.

                          COLLECTION OF SERVICE AGREEMENT


Agreement made this 29th day of September, 1994 by and between Americorp Financial, Inc., a Michigan corporation at 20300 West Twelve Mile Road, Suite 202, Southfield, Michigan 48076, ("AFI") and OmniCell Technologies, Inc., a California corporation at 1101 East Meadow Drive, Palo Alto, California 94303, ("OmniCell").

Whereas OmniCell has or will sell or assign to AFI on an on going basis Rental Agreements pursuant to the Master Assignment Agreement by and between OmniCell and AFI,

Whereas, AFI agrees upon OmniCell's request to act as OmniCell's billing and collecting agent for the Rental Service Contracts which are not part of the Master Assignment Agreement.

AFI shall use its best efforts to collect all service payments due on a non-recourse basis and agrees to turn over such collected amounts on a timely basis.

OmniCell agrees to pay AFI for its collection services, of which shall be $2.50 per month, per account. OmniCell agrees to allow AFI to deduct the fee out of the money collected each month.

In witness whereof, the parties hereof have executed this Agreement on the day and year first above indicated.

                                   Americorp Financial, Inc.


                                   By: /s/ Thomas Dunigan
                                      -------------------------------

                                   Its: President
                                       ------------------------------


                                   OmniCell Technologies, Inc.


                                   By: /s/ Chris Gardner
                                      -------------------------------

                                   Its: Corporate Controller
                                       ------------------------------


                                          1.

                        AMENDMENT TO MASTER RESALE AGREEMENT


     This Amendment, made this 27th day of March, 1996, by and between Americorp Financial, Inc., a Michigan corporation, 20500 West Twelve Mile Road, Suite 202, Southfield, Michigan 48076 ("AFI") and OmniCell Technologies, Inc., a California corporation, 1101 East Meadow Drive, Palo Alto, California 94303 ("OmniCell").

     WHEREAS, OmniCell has previously sold certain equipment and assigned certain equipment leases to AFI pursuant to a Master Assignment Agreement dated September 28, 1994, and

     WHEREAS, AFI has agreed to resell to OmniCell certain of such equipment and/or AFI's residual rights under the assigned leases pursuant to a Master Resale Agreement dated September 29, 1994; and

     WHEREAS, the parties hereto desire to amend and clarify their rights and obligations under said Master Resale Agreement.

     NOW THEREFORE, in consideration of the covenants and premises contained herein, the parties, intending to be legally bound, agree as follows:

     1. REVOCATION OF AGREEMENT TO SELL. Notwithstanding any provision of the Master Resale Agreement to the contrary, the parties agree that AFI shall retain all equipment and/or residual rights to equipment assigned to AFI by OmniCell pursuant to the Master Assignment Agreement, said equipment/rights being described on Schedule A hereto. As consideration for this right to retain said equipment/residual rights, AFI shall pay OmniCell the sums set forth on Schedule A.

     2. WARRANTY OF OMNICELL. OmniCell hereby represents and warrants that, with respect to the equipment/residual rights listed on Schedule A attached hereto, neither OmniCell


                                          1.

nor its officers, agents, employees or representatives of any kind has granted to the lessee of such equipment, either in writing or orally, any rights in or to said equipment, including, but not limited to, the right to own or purchase the leased equipment at the termination of such lease for any sum or other consideration. Any such right to purchase contained in an original lease between a lessee and OmniCell, which was disclosed to AFI at the time such lease was assigned by OmniCell to AFI pursuant to the Master Assignment Agreement, shall be exempted from this paragraph and shall not be considered a breach of this Agreement. Any other right to purchase or retain the leased equipment which has been granted to a lessee subsequent to the assignment of said lease to AFI, whether by amendment or otherwise, shall be considered a breach of this warranty unless AFI has consented or consents to such action.

     3. BREACH OF WARRANTY. In the event that OmniCell breaches its warranty to AFI described in Paragraph 2 above, the parties agree that the consideration paid by AFI to OmniCell for the right to retain said equipment/residual rights as listed on Schedule A hereto shall immediately be repaid to AFI, together with interest at the rate of nine and one-half percent (9.5%) from the date of this Amendment to the date that such breach occurs and such payment is made.

     4. APPLICABILITY OF AMENDMENT. This Amendment shall alter the rights of the parties only with respect to the equipment/residual rights listed on Schedule A hereto. With regard to all other equipment/residual rights, the parties hereby reconfirm and ratify their rights and obligations as set forth in the Master Resale Agreement as executed on September 29, 1994.


                                          2.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


WITNESSES:                              AMERICORP FINANCIAL, INC.


                                        By: /s/ Thomas Dunigan
------------------------------             -------------------------------
                                             Thomas X. Dunigan

                                             Its:  President


                                        OMNICELL TECHNOLOGIES, INC.

/s/ Sheldon Asher                       By: /s/ Earl E. Fry
------------------------------             -------------------------------
                                             Earl E. Fry

                                             Its: VP & CFO
                                                 -------------------------







                                          3.

                    SECOND AMENDMENT TO MASTER RESALE AGREEMENT

     This Amendment, made this 4th day of April, 1996, by and between Americorp Financial, Inc., a Michigan corporation, 20300 West Twelve Mile Road, Suite 202, Southfield, Michigan 48076 ("AFI") and OmniCell Technologies, Inc., a California corporation, 1101 East Meadow Drive, Palo Alto, California 94303 ("OmniCell").

     WHEREAS, OmniCell, on an on-going basis, will sell equipment and assign certain equipment leases to AFI pursuant to a Master Assignment Agreement dated September 29, 1994, and

     WHEREAS, AFI has agreed to resell to OmniCell certain of such equipment and/or AFI's residual rights under the assigned leases pursuant to a Master Resale Agreement dated September 29, 1994, and

     WHEREAS, the parties hereto desire to amend and clarify their rights and obligations under said Master Resale Agreement.

     NOW THEREFORE, in consideration of the covenants and premises contained herein, the parties, intending to be legally bound, agree as follows:

     1. REVOCATION OF AGREEMENT TO SELL. Notwithstanding any provision of the Master Resale Agreement to the contrary, the parties agree that AFI shall retain on an on-going basis, all equipment and/or residual rights to equipment assigned to AFI by OmniCell pursuant to the Master Assignment Agreement, for all transactions purchased by AFI after April 1, 1996. As consideration for this right to retain said equipment/residual rights, AFI shall pay to OmniCell a greater equipment cost, which shall be agreed upon and paid at the time of the assignment and purchase by AFI.

     2. WARRANTY OF OMNICELL. OmniCell hereby represents and warrants that, with respect to the equipment/residual rights, neither OmniCell nor its officers, agents, employees or


                                          1.

representatives of any kind has granted to the lessee of such equipment, either in writing or orally, any rights in or to said equipment, including, but not limited to, the right to own or purchase the leased equipment at the termination of such lease for any sum or other consideration. Any such right to purchase contained in an original lease between a lessee and OmniCell, which was disclosed to AFI at the time such lease was assigned by OmniCell to AFI pursuant to the Master Assignment Agreement, shall be exempted from this paragraph and shall not be considered a breach of this Agreement. Any other right to purchase or retain the leased equipment which has been granted to a lessee subsequent to the assignment of said lease to AFI, whether by amendment or otherwise, shall be considered a breach of this warranty unless AFI has consented or consents to such action.

     3. BREACH OF WARRANTY. In the event that OmniCell breaches its warranty to AFI described in Paragraph 2 above, the parties agree that the consideration paid by AFI to OmniCell for the right to retain said equipment/residual rights shall immediately be repaid to AFI, together with interest at the rate of nine and one-half percent (9.5%) from the date of this Amendment to the date that such breach occurs and such payment is made.

     4. APPLICABILITY OF AMENDMENT. This Amendment shall alter the rights of the parties only with respect to the equipment/residual rights for transactions purchased after April 1, 1996. With regard to all other equipment/residual rights, the parties hereby reconfirm and ratify their rights and obligations as set forth in the Master Resale Agreement as executed on September 29, 1994, and its Amendment dated March 27, 1996.


                                          2.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


WITNESSES:                              AMERICORP FINANCIAL, INC.


                                        By: /s/ Thomas X. Dunigan
------------------------------             -------------------------------
                                             Thomas X. Dunigan

                                             Its:  President


                                        OMNICELL TECHNOLOGIES, INC.

/s/ Randall Lipps                       By: /s/ Earl E. Fry
------------------------------             -------------------------------

                                             Its: VP & CFO
                                                 -------------------------











                                          3.